THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID SECURITIES ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID SECURITIES ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID SECURITIES ACT.

                            SECURED CONVERTIBLE NOTE

Santa Monica, California

 December 29, 2005                                                  $556,306.53

                  FOR VALUE RECEIVED, DIGICORP, a Utah corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of REBEL CREW HOLDINGS, LLC or its registered assigns (the "Holder") the sum of Five Hundred Fifty-Six Thousand Three Hundred Six Dollars and Fifty-Three Cents ($556,306.53), on December 29, 2010 (the "Maturity Date"), plus simple interest on the unpaid principal balance hereof at the rate of four and one half percent (4.5%). The issue date of this secured convertible note (the "Note") is December 29, 2005. All payments due hereunder (to the extent not converted into common stock, $.001 par value per share, of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America or, at the option of the Borrower, in whole or in part, in shares of Common Stock valued at the then applicable Conversion Price (as defined herein). All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated December 29, 2005, pursuant to which this Note was originally issued (the "Purchase Agreement").

         This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof. The obligations of the Borrower under this Note shall be secured by that certain Security Agreement, dated December 29, 2005, by and between the Borrower and the Holder (the "Security Agreement").

         The following terms shall apply to this Note:

                          ARTICLE I. CONVERSION RIGHTS

            1.1 Conversion Right. The Holder shall have the right from time to time, and at any time on or prior to the Maturity Date in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price of $1.112614 per share (the "Conversion Price"). The number of shares of Common Stock to be issued upon each conversion (a "Conversion") of this Note shall be determined by dividing the principal amount of this Note or portion thereof as indicated in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), by the applicable Conversion Price then in effect on the date specified in the Notice of conversion delivered to the Borrower by the Holder in accordance with Section 1.3 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 5:00 p.m., New York, New York time on such conversion date (the "Conversion Date").

            1.2 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

            1.3 Method of Conversion.

                  (a) Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by: (i) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., New York, New York time); and (ii) subject to Section 1.3(b), surrendering this Note at the principal office of the Borrower.

                  (b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

                  (c) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.3, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) (such third business day being hereinafter referred to as the "Deadline") in accordance with the terms hereof and the Purchase Agreement (including, without limitation, in accordance with the requirements of Section 3(w) of the Purchase Agreement that certificates for shares of Common Stock issued on or after the effective date of the Registration Statement upon conversion of this Note shall not bear any restrictive legend).

                  (d) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 5:00 p.m., New York, New York time, on such date.

                  (e) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.3, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

            1.4 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (a) such shares are sold pursuant to an effective registration statement under the Securities Act; (b) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) ("Rule 144"). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID SECURITIES ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID SECURITIES ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID SECURITIES ACT."

            The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if:
(a) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act and the shares are so sold or transferred; or (b) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144. Nothing in this Note shall limit the Borrower's obligation under Section 4(c) of the Purchase Agreement or affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

            1.5 Effect of Certain Events.

                  (a) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the
Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

                  (b) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                  (c) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.5, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth: (i) such adjustment or readjustment; (ii) the Conversion Price at the time in effect; nd (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

            1.6 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 5:00 p.m., New York, New York time: (a) the shares covered thereby shall be deemed converted into shares of Common Stock and; (b) the Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note.

                          ARTICLE II. CERTAIN COVENANTS

            2.1 Compliance with Laws. So long as the Borrower shall have any obligation under this Note, the Borrower shall comply, in all material respects with all applicable laws, rules, regulations and orders, except to the extent that noncompliance would not have a material adverse effect upon the business, operations or financial condition of the Borrower, taken as a whole.

            2.2 Preservation of Existence. So long as the Borrower shall have any obligation under this Note, the Borrower shall maintain and preserve, and cause each subsidiary, if any, to maintain and preserve, its existence, and become or remain duly qualified and in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, operations or financial condition of the Borrower, taken as a whole.

            2.3 Maintenance of Properties. So long as the Borrower shall have any obligation under this Note, the Borrower shall maintain and preserve, all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any forfeiture or material loss thereof or thereunder.

            2.4 Maintenance of Insurance. So long as the Borrower shall have any obligation under this Note, the Borrower shall maintain, with responsible and reputable insurers, insurance with respect to its properties and business, in such amounts and covering such risks, as is carried generally in accordance with sound business practice by companies in similar businesses in the same localities in which the Borrower is situated.

            2.5 Keeping of Records and Books of Account. So long as the Borrower shall have any obligation under this Note, the Borrower shall keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles, reflecting all of its financial and other business transactions.

            2.6 Compliance with the Securities Exchange Act of 1934. So long as the Borrower shall have any obligation under this Note, the Borrower shall comply in all respects with the requirements of the Securities Exchange Act of 1934, as amended, including the filing of all reports due thereunder.

            2.7 Reservation of Common Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the conversion of this Note in full in accordance with Section 1.2 of this Note.

                         ARTICLE III. EVENTS OF DEFAULT

            If any of the following events of default (each, an "Event of Default") shall occur:

            3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note;

            3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note or Section 4(c) of the Purchase Agreement and any such failure shall continue uncured for thirty (30) days after the Borrower shall have been notified thereof in writing by the Holder;

            3.3 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in 1.2 or Article II of this Note, or Section 4(c) of the Purchase Agreement and such breach continues for a period of thirty (30) days after written notice thereof to the Borrower from the Holder;

            3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement and the Security Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note, the Purchase Agreement or the Security Agreement;

            3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

            3.6 Bankruptcy.

                  (a) Commencement by the Borrower of a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction; or

                  (b) Commencement of a proceeding or case in respect of the Borrower, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Borrower; or
(iii) similar relief in respect of the Borrower under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii), or
(iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days; or

            3.7 Delisting of Common Stock. If the Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; then, upon the occurrence and during the continuation of any Event of Default specified in
Section 3.1, 3.2, 3.3, 3.4, or 3.7 which is not cured within thirty (30) days after receipt by the Borrower of written notice that such an Event of Default has occurred, at the option of the Holder exercisable through the delivery of written notice to the Borrower by such Holder (the "Default Notice"), and upon the occurrence of an Event of Default specified in Section 3.5 or 3.6, the Note shall become immediately due and payable and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice (only upon the occurrence of an Event of Default specified in Section 3.5 or 3.6), all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

                           ARTICLE IV. MISCELLANEOUS

            4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 100 Wilshire Boulevard, Suite 1750, Santa Monica, California 90401, facsimile number: (310) 752-1486. Both the Holder and the Borrower may change the address for service by delivery of written notice to the other as herein provided.

            4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

            4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an "accredited investor" (as defined in Rule 501(a) of the Securities Act).

            4.5 Governing Law. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

            4.6 Denominations. At the request of the Holder, upon surrender of this Note, the Borrower shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations as the Holder shall reasonably request.

            4.7 Purchase Agreement. By its acceptance of this Note, the Holder agrees to be bound by the applicable terms of the Purchase Agreement.

            4.8 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

            4.9 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this 29th day of December 2005.


                                                  DIGICORP


                                                   /s/ William B. Horne
                                                  ------------------------------
                                                  William B. Horne
                                                  Chief Executive Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                    (To be Executed by the Registered Holder
                          in order to Convert the Note)

            The undersigned hereby irrevocably elects to convert $__________ principal amount of the Note (defined below) into shares of common stock, par value $.001 per share ("Common Stock"), of Digicorp, a Utah corporation (the "Borrower") according to the conditions of the Secured Convertible Note of the Borrower dated as of December __, 2005 (the "Note"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of the
Note is attached hereto (or evidence of loss, theft or destruction thereof).

            The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

         Name of DTC Prime Broker:
                                  ----------------------------------------------
         Account Number:
                        --------------------------------------------------------

            In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name:
              ------------------------------------------------------------------
         Address:
                 ---------------------------------------------------------------

            The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Notes shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act. The undersigned further represents that it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D, promulgated pursuant to the Securities Act.

                  Date of Conversion:
                                     -------------------------------------------
                  Applicable Conversion Price:
                                              ----------------------------------
                  Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Note:
                                         ------------------------------
                  Signature:
                            ----------------------------------------------------
                  Name:
                       ---------------------------------------------------------
                  Address:
                          ---------------------------------------------


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